UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) October 31, 2005


                            PS BUSINESS PARKS, INC..
             (Exact name of registrant as specified in its charter)



         California                   1-10709                  95-4300881
         ----------                   -------                  ----------
(State or Other Jurisdiction  (Commission File Number)      (I.R.S. Employer
     Of Incorporation)                                   Identification Number)


               701 Western Avenue, Glendale, California 91201-2397
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (818) 244-8080
                                                           --------------


                                       N/A
          (Former name or former address, if changed since last report)


( _ ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( _ ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( _ ) Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( _ ) Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

           (d) Election of New Director. As previously announced on May 18, 2005, the Board of PS Business Parks, Inc. (the "Company") elected Robert Wesley Burns to the Board of Directors. A copy of the press release announcing Mr. Burns' election was attached to the Company's Form 8-K dated May 18, 2005. At the time of his election, Mr. Burns was not named to any Board committees. As of the October 31, 2005 meeting of the Company's Nominating/Corporate Governance Committee of the Board, Mr. Burns was appointed as a member of the Nominating/Corporate Governance Committee.

ITEM 5.04 TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT PLANS

           On October 31, 2005, the Company notified its directors and executive officers that a blackout period with respect to its 401K Plan will be in effect beginning December 1, 2005. The blackout period is expected to end the week of December 19, 2005. The Company provided the notice to its directors and executive officers in accordance with Section 3.06(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR.

           A copy of the notice is attached as Exhibit 99.1 to this Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)        Exhibits

           The following exhibit relating to Item 5.04 shall be deemed to be furnished and not filed:

           99.1 Notice of Blackout Period to Directors and Executive Officers of PS Business Parks, Inc. dated October 31, 2005

                                  SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


PS BUSINESS PARKS, INC.


Dated: October 31, 2005
By: /s/ Edward A. Stokx
    ------------------------
     Edward A. Stokx
     Chief Financial Officer